Exhibit 5.1

Stradling Yocca Carlson & Rauth
A PROFESSIONAL CORPORATION	ORANGE COUNTY
ATTORNEYS AT LAW	(949) 725-4000
660 NEWPORT CENTER DRIVE, SUITE 1600	SAN DIEGO
NEWPORT BEACH, CA 92660-6422	(858) 720-2150
TELEPHONE (949) 725-4000	SAN FRANCISCO
FACSIMILE (949) 725-4100	(415) 283-2240
SANTA BARBARA
(805) 564-0065
SACRAMENTO
(916) 449-2350
May 6, 2009
Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, California 92618
     Re: Spectrum Pharmaceuticals, Inc., Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the sale by Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 432,200 shares of Common Stock, $0.001 par value per share, of the Company (the “Shares”) pursuant to the Registration Statement on Form S-3, Registration No. 333-150260, filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 15, 2008 and amended on May 2, 2008 (the “Registration Statement”). The prospectus dated May 5, 2008 filed with the Registration Statement is hereinafter referred to as the Base Prospectus. The prospectus supplement dated May 7, 2009, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act, is hereinafter referred to as the Prospectus Supplement.
     In connection with the preparation of this opinion, we have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and the related Base Prospectus and the Prospectus Supplement, will be legally issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement.

Very truly yours, STRADLING YOCCA CARLSON & RAUTH
/s/ Stradling Yocca Carlson & Rauth